Exhibit 10.55

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

FORM OF

2005 EQUITY INCENTIVE PLAN

2005 RESTRICTED SHARE AWARD AGREEMENT

GRANT TO: [                    ]

THIS AGREEMENT (the “Agreement”) is made effective as of March 28, 2005 (the “Grant Date”), between Warner Chilcott Holdings Company, Limited, a Bermuda exempted limited company (together with its successors, the “Company”), and [            ], who is an employee of the Company or one of its Subsidiaries (the “Grantee”). Capitalized terms, unless defined in Section 9 or a prior section of this Agreement, shall have the same meanings as in the Plan (as defined below).

WHEREAS, in connection with the Grantee’s employment with the Company or one of its Subsidiaries, the Company desires to grant to the Grantee a certain number of Class A ordinary shares, par value $.01, of the Company (“Class A Common Shares”) on the date hereof pursuant to the terms and conditions of this Agreement and the Company’s 2005 Equity Incentive Plan (the “Plan”).

WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage, and in the best interest, of the Company and its shareholders to grant the Restricted Shares (as defined herein) provided for herein to the Grantee as an incentive for increased efforts during his employment with the Company or one of its Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. GRANT OF SHARE AWARD

(a) Grant. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee the following:

(i) [                    ] Class A Common Shares, which are the “Time Vesting Shares,”

(ii) [                    ] Class A Common Shares, which are the “Performance Vesting Shares,” and

(iii) [                    ] Class A Common Shares, which are the “ROC Vesting Shares” (the ROC Vesting Shares, together with the Time Vesting Shares and the Performance Vesting Shares, the “Restricted Shares”).

(b) Plan. This award is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

SECTION 2. ISSUANCE OF SHARES

(a) Share Certificates. The Company shall cause to be issued certificates for the Time Vesting Shares, the Performance Vesting Shares and the ROC Vesting Shares representing this award, registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship). In connection with the execution of this Agreement the Grantee shall deliver to the Company a duly-executed blank share power in the form attached hereto as Exhibit A.

(b) Voting Rights. The Grantee shall have voting rights with respect to the Restricted Shares.

(c) Dividends. All share dividends, if any, that are paid on unvested Restricted Shares and all share dividends, if any, that are paid on any share dividends (any such share dividends, “Restricted Share Dividends”) and all cash dividends paid on unvested Restricted Shares (or on Restricted Share Dividends) (“Cash Dividends”) shall be treated as set forth in Section 3(b).

(d) Section 83(b) Election. If the Grantee chooses, the Grantee may make an election under Section 83(b) of the Code, which would cause the Grantee currently to recognize income for U.S. federal income tax purposes in an amount equal to the excess (if any) of the FMV of the award (determined as of the date of the award) over the Purchase Price (if any), which excess will be subject to U.S. federal income tax. The form for making a Section 83(b) election is attached as Exhibit B. The Grantee acknowledges that it is the Grantee’s sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within 30 days after the Grant Date may result in the recognition of ordinary income on any future appreciation on the Restricted Shares.

(e) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) as a result of the grant of this award and/or the filing of a Section 83(b) election as a condition to the grant of this award, and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

SECTION 3. CERTAIN RESTRICTIONS

The following provisions shall apply to each Restricted Share until such share vests in accordance with Section 4:

(a) The certificate representing such Restricted Share shall be held in custody by the Company.

(b) All Restricted Share Dividends, all Cash Dividends and all new, substituted or additional securities or other property described in Section 7 below (“Additional Property”), shall be subject to the same restrictions as the Restricted Share to which such Restricted Share Dividend, Cash Dividend or Additional Property relates and will be held in custody by the Company on the same terms as such Restricted Share.

(c) The certificate representing such Restricted Share shall bear the legend provided for in the first sentence of Section 5(d).

(d) The holder of such Restricted Share shall have no liquidation rights with respect thereto.

(e) In the event that the Grantee’s employment with the Company or the applicable Subsidiary thereof terminates prior to January 18, 2006 and such termination was by the Company (or the applicable Subsidiary thereof) for Cause or by the Grantee without Good Reason, then all unvested Restricted Shares (and all Restricted Share Dividends, Cash Dividends and Additional Property related to such unvested Restricted Shares) shall be forfeited, and all of the Grantee’s rights, or the rights of any spouse or any Permitted Transferee of such Grantee, to such unvested Restricted Shares (and such Restricted Share Dividends, Cash Dividends and Additional Property) shall terminate.

(f) In the event that the Grantee’s employment with the Company or the applicable Subsidiary thereof terminates for any reason, then all unvested Restricted Shares as of such date of termination shall remain unvested and shall not be subject to vesting pursuant to the provisions of Section 4 or otherwise in any circumstance, except as set forth in Section 6(c).

SECTION 4. VESTING OF RESTRICTED SHARES

(a) Vesting. Subject to the provisions of this Agreement, the following Restricted Shares shall vest as follows:

(i) the Time Vesting Shares shall vest in accordance with the provisions of Schedule A and, if applicable, Section 6(c);

(ii) the Performance Vesting Shares shall vest in accordance with the provisions of Schedule B and, if applicable, Section 6(c); and

(iii) the ROC Vesting Shares shall vest in accordance with the provisions of Schedule C and, if applicable, Section 6(c).

(b) Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any Restricted Shares:

(i) the restrictions referred to in Section 3 shall cease to exist with respect to such Restricted Shares;

(ii) the Company will cause to be issued and delivered to the Grantee (or the applicable Permitted Transferee of the Grantee, if any) a certificate or certificates for the number of Restricted Shares which have so vested, and the number of shares represented by the Restricted Share Dividends, if any, paid with respect to such Restricted Shares, without the legend provided for in the first sentence of Section 5(d);

(iii) The Company will cause to be delivered to the Grantee (or the applicable Permitted Transferee of the Grantee, if any) any Cash Dividends or

Additional Property with respect to such vested Restricted Shares that are held in the custody of the Company; and

(iv) the Company will cause to be issued a certificate or certificates for the remaining unvested Restricted Shares registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship or the applicable Permitted Transferee of the Grantee, if any), which certificate or certificates will continue to be held in the custody of the Company in accordance with Section 3.

SECTION 5. SECURITIES LAW ISSUES, TRANSFER RESTRICTIONS

(a) Grantee Acknowledgements and Representations. The Grantee understands and agrees that: (x) the Restricted Shares have not been registered under the Securities Act, (y) the Restricted Shares are restricted securities under the Securities Act and (z) the Restricted Shares may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. The Grantee hereby makes the representations and warranties set forth in Exhibit C hereto.

(b) No Registration Rights. Except as otherwise set forth in the Management Shareholders Agreement with respect to vested Restricted Shares, the Company may, but shall not be obligated to, register or qualify the award of Restricted Shares to the Grantee under the Securities Act or any other applicable law. The Company shall not be obligated to take affirmative action to cause the award of Restricted Shares to the Grantee to comply with any law.

(c) Transfers. All Restricted Shares shall be subject to the provisions as to Transfer set forth in Article 3 of the Management Shareholders Agreement. Unless otherwise permitted pursuant to the Management Shareholders Agreement, the Grantee shall not Transfer any Restricted Shares (x) except in compliance with the provisions of Article 3 of the Management Shareholders Agreement, and (y) unless the transferee shall have agreed in writing to be bound by the terms of this Agreement in a manner mutually acceptable to the Board and otherwise acknowledged that such Restricted Shares are subject to the restrictions set forth in this Agreement. Any attempt to Transfer any Restricted Shares not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

(d) Legends. Each certificate representing Restricted Shares that have not vested shall be endorsed with a legend in substantially the following form:

“The securities represented by this certificate are subject to a certain Share Award Agreement, dated as of March 28, 2005, which provides, among other things, for certain restrictions on the transfer and encumbrance of such securities, and for the vesting of such securities according to particular provisions. A copy of such agreement is on file at the principal offices of the Company.”

In addition to the legend set forth in the previous sentence, each certificate representing Restricted Shares shall be endorsed with a legend in substantially in the form set forth in Section 3.03 of the Management Shareholders Agreement.

SECTION 6. RIGHT OF REPURCHASE

(a) Right of Repurchase. All Restricted Shares and Restricted Share Dividends shall be subject to the provisions of Article 5 of the Management Shareholders Agreement with respect to the repurchase of the Restricted Shares by the Company (or its assignee permitted pursuant to such Article 5); provided, that, except as otherwise set forth in Section 6(b), Restricted Share Dividends shall be treated in the same manner, and shall be subject to the same provisions on process, as the Restricted Shares are pursuant to such Article 5 of the Management Shareholders Agreement.

(b) Treatment of Cash Dividends, Restricted Share Dividends, Additional Property. In the event that, at the time of the exercise of rights by the Company pursuant to Article 5 of the Management Shareholders Agreement with respect to unvested Restricted Shares, the Company holds pursuant to Section 3(b) Cash Dividends, Restricted Share Dividends and/or Additional Property with respect to such unvested Restricted Shares, upon the purchase by the Company (or its assignee permitted pursuant to such Article 5) of such Restricted Shares, notwithstanding anything to the contrary in this Agreement or the Management Shareholders Agreement, all such Cash Dividends, Restricted Share Dividends and/or Additional Property shall be forfeited by the Grantee (and any spouse or any Permitted Transferee of the Grantee) and all the Grantee’s rights, or the rights of any spouse or any Permitted Transferee of the Grantee, to such Cash Dividends, Restricted Share Dividends and/or Additional Property shall terminate.

(c) Non-Exercise of Right of Repurchase. In the event that (i) the Company has a right pursuant to Article 5 of the Management Shareholders Agreement to repurchase an unvested Restricted Share, and (ii) the Company elects not to exercise such right (and does not assign such right to a Person who exercises such right), in each case pursuant to such Article 5, then such unvested Restricted Share shall vest.

SECTION 7. ADJUSTMENT OF SHARES

In the event of a Recapitalization, the terms of this award (including, without limitation, the number and kind of Class A Common Shares subject to this award) shall be adjusted as set forth in Section 13(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this award shall be subject to the agreement of merger or consolidation, as provided in Section 13(b) of the Plan.

SECTION 8. MISCELLANEOUS PROVISIONS

(a) No Retention Rights. Nothing in this award or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing the Grantee), which rights are hereby expressly reserved by the Company, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b) Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

c/o Warner Chilcott Holdings Company, Limited

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to the Grantee, to the address that he most recently provided to the Company,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c) Entire Agreement. This Agreement and the Plan, together with the Management Shareholders Agreement, and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. The failure of the Company in any instance to exercise the Right of Repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Grantee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a Transfer of Restricted Securities in accordance with the provisions of this Agreement.

(f) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) Governing Law, Venue. All issues concerning the relative rights of the Company and the Grantee with respect to each other shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(h) Waiver of Jury Trial. The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Schedules/Exhibits. Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k) Counterparts. The parties may execute this Agreement in one or more counterparts, each of which constitutes an original copy of this Agreement and all of which, collectively constitute only one agreement. The signatures of all the parties need not appear on the same counterpart.

(l) Grantee Undertaking. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Restricted Shares pursuant to the provisions of this Agreement.

(m) Plan; Management Shareholders Agreement; Counsel. The Grantee acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Plan and the Management Shareholders Agreement. The Grantee has read carefully, and understands, the provisions of such documents. White & Case LLP (“Counsel”) has been retained by the Company to represent the Grantee in connection with the transactions contemplated by this Agreement. The Grantee has had the opportunity to seek legal advice from Counsel on this Agreement and the transactions contemplated hereby.

SECTION 9. DEFINITIONS

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c) “Business Day” has the meaning ascribed to such term in the Management Shareholders Agreement.

(d) “Cause” has the meaning ascribed to such term in the Management Shareholders Agreement, except that the reference therein to a Management Shareholder shall be to the Grantee.

(e) “Change of Control” has the meaning ascribed to such term in the Management Shareholders Agreement. For the avoidance of doubt, a Change of Control shall not include an IPO unless the definition of Change of Control is otherwise satisfied.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(g) “Committee” means the compensation committee of the Board of Directors of the Company.

(h) “Employee” means any individual who is a common-law employee of the Company or a Subsidiary thereof.

(i) “FMV” with respect to a Restricted Share, means the fair market value of a Restricted Share, as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

(j) “Good Reason” has the meaning ascribed to such term in the Management Shareholders Agreement, except that the reference therein to a Management Shareholder shall be to the Grantee.

(k) “IPO” has the meaning ascribed to such term in the Management Shareholders Agreement.

(l) Management Shareholders Agreement” means that certain Management Shareholders Agreement dated as of the date hereof by and among the Company, Warner Chilcott Holdings Company II, Limited, Warner Chilcott Holdings Company III, Limited, the Grantee and the other parties thereto (as the same shall be amended, modified or supplemented from time to time).

(m) “Permitted Transferee” has the meaning ascribed to such term in the Management Shareholders Agreement.

(n) “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(o) “Purchase Price” means the price, if any, paid by the Grantee for the Restricted Shares.

(p) “Right of Repurchase” means the Company’s right of repurchase described in Section 6 of this Agreement.

(q) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(r) “Service” means service as an Employee.

(s) “Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

(t) “Transfer” has the meaning ascribed in such term in the Management Shareholders Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name:
Title:

[Name]

SIGNATURE PAGE: RESTRICTED A AWARD